Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2012 RESULTS

Lake Forest, IL, January 22, 2013 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2012 net income of $61 million, or $0.63 per share. The reported results included net income of $3 million, or $0.03 per share, from state income tax adjustments and after tax charges of $1 million, or $0.01 per share, from plant closures. Excluding these items, net income was $59 million, or $0.61 per share, compared to fourth quarter 2011 net income of $39 million, or $0.40 per share. Net sales in the fourth quarter were $737 million, up 13% compared to the fourth quarter of 2011.

The $0.21 per share increase in earnings, excluding special items, was driven by higher containerboard and corrugated products price and mix ($0.12), higher volume ($0.09) and lower costs for recycled fiber ($0.04) and energy ($0.02). These items were partially offset by higher costs for labor and benefits ($0.05).

Full year earnings, excluding special items, were $201 million, or $2.06 per share, compared to 2011 earnings of $162 million, or $1.61 per share. The $0.45 per share increase in earnings was driven by higher volume ($0.33) and price and mix ($0.06), lower costs for energy ($0.17), recycled fiber ($0.12) and chemicals ($0.05) and a lower share count ($0.05). These items were partially offset by higher costs for labor and benefits ($0.14), depreciation ($0.08), interest ($0.06) and transportation ($0.05). Net sales in 2012 were a record $2.844 billion, up 9% over 2011. Full year earnings, including special items, were $164 million, or $1.68 per share, compared to 2011 earnings of $158 million, or $1.57 per share. Special items for both years are shown on the schedule included in this press release.

Corrugated products shipments for the fourth quarter were up 5.8% per workday, and total shipments were up 7.6% with one more workday compared to last year’s fourth quarter. Containerboard production was 652,500 tons, up 12,000 tons over the fourth quarter of 2011. For the full year, PCA mills produced 2.600 million tons of containerboard which is essentially 100% of capacity. PCA ended the year with its containerboard inventories about 6,000 tons above 2011 year-end levels.

Commenting on results, Mark W. Kowlzan, CEO of PCA, said, “We had an exceptional quarter and full year, setting records for earnings, sales and shipments. Our corrugated products demand remained strong throughout the fourth quarter, and we completed our corrugated products price increase as planned. For the year, our earnings of $2.06 per share were up 27% over our previous record driven by strong sales volumes and the benefits from our energy project. ”

“Looking ahead to the first quarter,” Mr. Kowlzan added, “we expect lower containerboard production and higher operating costs compared to the fourth quarter with two less mill production days and annual maintenance downtime. We also expect higher energy costs with colder weather, and a pattern of extremely wet weather in the south is putting pressure on wood costs and availability. Corrugated products volume will be seasonally lower, and we expect higher costs for recycled fiber and labor and benefits. These items will be partially offset by higher average corrugated products prices with a full quarter’s realization of fourth quarter price increases. Considering all of these items, we currently estimate our first quarter earnings at about $0.56 per share.”

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States with sales of $2.8 billion in 2012. PCA operates four paper mills and 71 corrugated products plants in 26 states across the country.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2012 Earnings Conference Call

WHEN:	Tuesday, January 22, 2013
10:00 a.m. Eastern Time

NUMBER:	(866) 814-1914 (U.S. and Canada) or (703) 639-1358 (International)
Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	January 22, 2013 1:00 p.m. Eastern Time through
February 5, 2013 11:59 p.m. Eastern Time

REBROADCAST NUMBER:	(888) 266-2081 (U.S. and Canada) or (703) 925-2533 for International
Passcode: 1601861

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; containerboard and corrugated products general industry conditions, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Non-GAAP measures used in this press release are reconciled to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

	Three Months Ended Dec. 31,
(in millions, except per share data)	2012		2011
Net sales	$736.6		$654.3
Cost of sales	(562.6)		(520.1)

Gross profit	174.0		134.2
Selling and administrative expenses	(54.5)		(48.9)
Corporate overhead	(17.5)		(16.2)
Other expense, net	(3.6)		(1.3)

Income before interest and taxes	98.4		67.8
Interest expense, net	(9.4)		(9.3)

Income before taxes	89.0		58.5
Provision for income taxes	(28.0	)(1)	(19.0)

Net income	$61.0		$39.5

Earnings per share:
Basic	$0.63		$0.41

Diluted	$0.63		$0.40

Basic common shares outstanding	96.3		97.3
Diluted common shares outstanding	97.4		98.4
Supplemental financial information:
Capital spending	$34.1		$65.3
Cash balance	$207.4		$156.3

Notes to Consolidated Earnings Results

(1)	Includes income of $3.4 million from state income tax adjustments.

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

	Full Year Ended Dec. 31,
(in millions, except per share data)	2012		2011
Net sales	$2,843.9		$2,620.1
Cost of sales	(2,204.3)		(2,078.2)

Gross profit	639.6		541.9
Selling and administrative expenses	(210.8)		(193.9)
Corporate overhead	(69.1)		(64.6)
Alternative fuel mixture credits	95.5	(1)	—
Other expense, net	(11.8)		(10.7)

Income before interest and taxes	443.4		272.7
Interest expense, net	(62.9	)(2)	(29.2)

Income before taxes	380.5		243.5
Provision for income taxes	(216.7	)(1) (3)	(85.5)

Net income	$163.8	(1)	$158.0

Earnings per share:
Basic	$1.70		$1.59

Diluted	$1.68		$1.57

Basic common shares outstanding	96.4		99.3
Diluted common shares outstanding	97.5		100.4

Supplemental financial information:
Capital Spending	$128.5		$280.2

Notes to Consolidated Earnings Results

(1)	In the first quarter of 2012, the company amended its 2009 tax return to reduce the gallons claimed as cellulosic biofuel producer credits previously recorded as a tax benefit, and increase the gallons claimed for alternative fuel mixture credits previously recorded as income. The increase in gallons claimed as alternative fuel mixture credits resulted in income of $95.5 million, and the decrease in gallons claimed as cellulosic biofuel producer credits resulted in a decrease in tax benefits of $118.5 million, or a net charge of $23.0 million.
(2)	Includes $24.8 million of pre-tax debt refinancing charges.
(3)	Includes income of $3.4 million from state income tax adjustments.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures (1)

Unaudited

	Three Months Ended December 31,
	2012		2011
(in millions, except per share data)	Net Income	EPS	Net Income	EPS
As reported	$61.0	$0.63	$39.5	$0.40

Special items:
State income tax adjustments (2)	(3.4)	(0.03)	—	—
Plant closure charges (3)	1.4	0.01	—	—

Total special items	(2.0)	(0.02)	—	—

Excluding special items	$59.0	$0.61	$39.5	$0.40

	Year Ended December 31,
	2012		2011
(in millions, except per share data)	Net Income	EPS	Net Income	EPS
As reported	$163.8	$1.68	$158.0	$1.57

Special items:
State income tax adjustments (2)	(3.4)	(0.03)	—	—
Plant closure charges (3)	1.4	0.01	—	—
Biofuel tax credits (4)	23.0	0.24	—	—
Debt refinancing charges (5)	16.0	0.16	—	—
Asset disposal charges (6)	—	—	4.8	0.05
Medical benefits reserve adjustment (7)	—	—	(1.0)	(0.01)

Total special items	37.0	0.38	3.8	0.04

Excluding special items	$200.8	$2.06	$161.8	$1.61

Notes to Reconciliation of Non-GAAP Financial Measures

(1)	Net income and earnings per share excluding special items are non-GAAP financial measures. The after-tax effect of special items are excluded as management considers such items to not necessarily be indicative of PCA’s ongoing operations. Management uses these measures to focus on PCA’s ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.
(2)	Represents income from state income tax adjustments.
(3)	Represents charges from plant closures, net of tax of $0.6 million.
(4)	Represents a charge from the amendment of our 2009 federal income tax return related to biofuel credits. (See Notes under Consolidated Earnings Results.)
(5)	Represents charges from the company’s debt refinancing completed in July 2012, net of tax of $8.9 million.
(6)	Represents charges from asset disposals related to major energy projects, net of tax of $2.6 million.
(7)	Represents income from an adjustment to reserves related to medical benefits, net of tax of $0.6 million.